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                                                                     EXHIBIT 5.1

                       OPINION OF WILLKIE FARR & GALLAGHER

                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, NY 10019-6099
                                 (212)728-8000
                               fax: (212)728-8111



December 20, 2000



Board of Directors
SPEEDUS.COM, Inc.
140 58th Street, Suite 7E
Brooklyn, New York 11220

Ladies and Gentlemen:


We are acting as counsel for SPEEDUS.COM, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 937,942 shares of the Company's common stock, $.01 par value per share (the "Shares").

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the Shares of common stock of the Company covered by the Registration Statement, when issued and sold in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is not rendered with respect to any laws other than the Delaware General Corporation Law and the federal laws of the United States. We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher